Exhibit 99.1

FOR IMMEDIATE RELEASE

Business Development Corporation of America
and
Business Development Corporation of America II
Jointly Announce Receipt of Co-Investment Exemptive Relief

New York, New York, August 7, 2015 ˗ Business Development Corporation of America (“BDCA”), and Business Development Corporation of America II (“BDCA II”) jointly announced today that on August 5, 2015, the Securities and Exchange Commission (“SEC”) issued an order permitting BDCA, BDCA II, and certain of each of their affiliates (collectively, the “Companies”) to co-invest together in certain transactions involving portfolio companies, subject to certain conditions included therein (the “Order”). The Companies’ application requesting exemptive relief for co-investments would also cover future affiliated business development companies, closed-end funds, and certain future investment advisers.

Peter M. Budko, Chairman and Chief Executive Officer of BDCA and BDCA II, commented, “We continue to believe that this is a transformative event for BDCA and BDCA II and their shareholders. As we’ve said before, this relief will allow each of our BDCs to leverage off of the size and scale of our overall platform through co-investments in attractive transactions regardless of size.”

“We are actively looking into taking advantage of co-investments on prospective deals,” added Robert K. Grunewald, President and Chief Investment Officer of BDCA. “Co-investments among our managed BDCs will allow us to greatly expand and diversify deal flow across our platform further improving the value proposition for all of our shareholders.”

About BDCA

BDCA is a non-traded business development company that invests in both the debt and equity of private middle market companies. BDCA is closed to new investments. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities.

About BDCA II

A registration statement relating to the common stock of BDCA II was filed with and has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). These securities have not been approved or disapproved by the SEC or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of BDCA II’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at www.bdca2.com and www.sec.gov, may be obtained by calling 1-888-518-8073, and contains additional information about BDCA II. The prospectus should be read carefully by an investor, in order to understand and consider carefully all of the investment objectives, implications, risks, charges, and expenses of BDCA II before investing. This press release is neither an offer to sell nor a solicitation of an offer to buy these securities, which may only be made by the prospectus. No offers to sell nor solicitations of offers to buy these securities may be made in any state where the offer and sale is not permitted.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements, including statements with regard to the future performance of BDCA. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different.

Prospective investors should consider the investment objectives, risks, and charges and expenses of BDCA II carefully before investing. BDCA II’s prospectus contains information about these important issues as well as other information about BDCA II. A prospectus for BDCA II may be obtained by calling 877-373-2522 or writing us in care of: Realty Capital Securities, LLC, One Beacon Street, 14th Floor, Boston, MA 02108. You may also download a copy of BDCA II’s prospectus by going to www.bdca2.com. Please read the prospectus carefully before investing.

Contacts

BDCA

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@rcscapital.com Ph: (212-415-6500)	Nicholas Radesca CFO, Treasurer & Secretary BDCA nradesca@arlcap.com Ph: (212-415-6500)

BDCA II

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@rcscapital.com Ph: (212-415-6500)	Katie P. Kurtz CFO, Treasurer & Secretary BDCA II kkurtz@arlcap.com Ph: (212-415-6500)